Exhibit 21.1

                        List of Subsidiaries of
                        STRATUS PROPERTIES INC.

                                                             Name Under Which
           Entity                          Organized          It Does Business
-------------------------------------      ----------        ------------------
Stratus Properties Operating Co. L.P.      Delaware                Same

Circle C Land Corp.                        Texas                   Same